Exhibit 99.1

NASDAQ ADDS MAX RE CAPITAL LTD.
TO THE NASDAQ FINANCIAL – 100 INDEX

Hamilton, Bermuda, June 20, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) Today, NASDAQ included Max Re Capital Ltd. in the NASDAQ Financial – 100 Index. The NASDAQ Financial – 100 Index includes 100 of the largest domestic and international financial organizations listed on the NASDAQ National Market based on market capitalization.

Robert J. Cooney, Chairman and CEO, commented that “the inclusion in the NASDAQ Financial – 100 Index raises the Company’s profile and should lead to new investors who track index stocks.”

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm